                                                                  EXHIBIT 10(mm)


                               FOURTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


    THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 29, 1999, is entered into between FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), and SOUTH TEXAS DRILLING & EXPLORATION, INC., a Texas corporation ("Borrower").

                                     RECITAL

    A. Borrower and FINOVA have previously entered into that certain Loan and Security Agreement dated as of May 8, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 18, 1997, that certain Second Amendment to Loan and Security Agreement dated as of October 21, 1997 and that certain Third Amendment to Loan and Security Agreement dated as of November 1, 1998, (the "Loan Agreement"), pursuant to which FINOVA has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

    B. Borrower has requested that FINOVA (a) consent to the acquisition by Borrower of certain assets from Howell Drilling, Inc., a Texas corporation ("Howell"), (b) provide an additional term loan to fund such acquisition by Borrower and (c) terminate the facility pursuant to which FINOVA provided Capital Expenditure Loans to Borrower.

    C. FINOVA is willing to further amend the Loan Agreement under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of FINOVA's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. Consent by FINOVA to Asset Acquisition. Subject to the terms and conditions set forth herein (including, without limitation, paragraph 7 hereof), FINOVA hereby consents to the acquisition of certain assets from Howell in accordance with the terms of the Purchase Agreements (as defined in the Loan Agreement, as amended hereby).

    2. Amendments to the "Loans" Section of the Loan Agreement.


        (a) The second to the last sentence of Section 1.1 of the Loan Agreement, entitled "Loan Facilities", is hereby amended in its entirety to read as follows:

        "The maximum aggregate amount of Loans available to Borrower from time to time hereunder shall be reduced dollar for dollar from the Subsequent Total Facility Amount upon amortization of the outstanding principal amount of the Term Loan."

        (b) The definition set forth in the Schedule to the Loan Agreement under the section entitled "SUBSEQUENT TOTAL FACILITY AMOUNT (Section 1.1)" is hereby amended in its entirety as follows:

        "SUBSEQUENT TOTAL FACILITY AMOUNT (SECTION 1.1):

            Four Million Eight Hundred Twenty Five Thousand Dollars
        ($4,825,000)"

        (c) Paragraph B of the Section in the Schedule to the Loan Agreement entitled "LOANS (Section 1.2)" is hereby amended in its entirety as follows:

        "B. TERM LOAN:


            (1) TERM LOAN A: A term loan against the value of Borrower's machinery and equipment in the original principal amount of Two Million Five Hundred Seventy Five Thousand Dollars ($2,575,000) ('Term Loan A') which shall be evidenced by and payable in accordance with the terms of a Secured Promissory Note by Borrower in favor of FINOVA, substantially in the form of Exhibit A attached hereto (the 'Term Note A').

            (2) TERM LOAN B: A term loan against the value of the Howell Purchased Assets consisting of machinery and equipment in the original principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) ('Term Loan B') which shall be evidenced by and payable in accordance with the terms of a Secured Promissory Note by Borrower in favor of FINOVA, substantially in the form of Exhibit B attached hereto (the 'Term Note B'). All proceeds of Term Loan B shall be used by Borrower to fund the acquisition of the Howell Purchased Assets from Howell."

            (3) OPTIONAL PREPAYMENT: No more than once in any twelve (12) month period, Borrower may, at its option, make a prepayment on the outstanding balance of the Term Loan; provided, however, in no event shall the aggregate amount of each such optional prepayment exceed twenty-five percent (25%) of the then aggregate outstanding balance of the Term Loan and all such optional prepayments shall be made only from proceeds of the internally generated cash flow of Borrower, a secondary offering of Borrower's common stock or a private placement of Borrower's preferred stock or junior debt subordinated to the Obligations on terms and conditions satisfactory to FINOVA. All amounts prepaid pursuant to this paragraph (3) shall be applied to principal installments of the Term Note in inverse order of maturity.

    3. Amendment to Negative Covenant Provisions. The covenant set forth in the Schedule to the Loan Agreement under the heading "Capital Expenditures" in the Section entitled "Negative Covenants (Section 14)" is hereby amended in its entirety to read as follows:

    "Capital Expenditures:                 Borrower shall not make or incur any
                                           Capital Expenditure of any kind if,
                                           after giving effect thereto, the
                                           aggregate amount of all such Capital
                                           Expenditures by Borrower in any
                                           fiscal year would exceed One Million
                                           Five Hundred Thousand Dollars
                                           ($1,500,000). However, for purposes
                                           of calculating the amount of such
                                           Capital Expenditures, (a) the San
                                           Patricio Assets, (b) the mud pump
                                           purchased by Borrower for
                                           $284,212.50, (c) the Skytop Brewster
                                           N-46 drilling rig and associated
                                           equipment purchased from Simmons
                                           Drilling Corp. on or about October
                                           21, 1997 and (d) the Howell Purchased
                                           Assets consisting of Capital
                                           Expenditures shall be excluded."

    4. Amendments to the Definitions in the Loan Agreement.


        (a) The definition of "Term Loan" set forth in Section 18 of the Loan Agreement is hereby amended in its entirety as follows:

        "'Term Loan' means collectively, Term Loan A and Term Loan B, or individually, Term Loan A or Term Loan B, in each case, as the context requires."

        (b) The definition of "Term Loan Note" set forth in Section 18 of the Loan Agreement is hereby amended in its entirety as follows:

        "'Term Loan Note' means collectively, Term Loan Note A and Term Loan Note B, or individually, Term Loan Note A or Term Loan Note B, in each case, as the context requires."

        (c) The following definitions are hereby added to Section 18.1 of the Loan Agreement:

        "'Howell' means Howell Drilling, Inc., a Texas corporation."

        "'Howell Purchase Agreements'" means, individually and collectively, the Asset Purchase Agreement dated September 22, 1999, between Borrower and Howell, together with bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

        "'Howell Purchased Assets' means all of the assets and properties acquired by Borrower from Howell pursuant to the Howell Purchase Agreements."

    5. Amended and Restated Term Note A and Addition of Term Note B. Exhibit A to the Loan Agreement is hereby replaced in its entirety with Exhibit A attached hereto and Exhibit B attached hereto is hereby added to the Loan Agreement as Exhibit B thereto.

    6. Termination of Capital Expenditure Facility. The facility pursuant to which FINOVA provided Capital Expenditure Loans is hereby terminated, the provisions of paragraph 4 of the Second Amendment to Loan and Security Agreement dated October 21, 1997 between FINOVA and Borrower shall have no further force or effect and FINOVA shall have no further obligations to extend Capital Expenditure Loans to Borrower.

    7. Effectiveness of this Amendment. FINOVA must have received the following items, in form and content acceptable to FINOVA, and the following conditions must have been fulfilled to the satisfaction of FINOVA before this Amendment is effective and before FINOVA is required to extend any credit to Borrower as provided for by this Amendment.

        (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to FINOVA and Borrower.

        (b) Term Notes. The Term Note A and the Term Note B duly executed by Borrower in favor of FINOVA.

        (c) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

        (d) Representations and Warranties. The representations and warranties set forth in the Loan Agreement must be true and correct.

        (e) Asset Appraisal. At Borrower's sole cost and expense, an asset appraisal of the Howell Purchased Assets, which appraisal must be acceptable to FINOVA in all respects.

        (f) Howell Purchase Agreements. FINOVA must review and find satisfactory the Howell Purchase Agreements, including copies of all exhibits and schedules thereto, including, without limitation, specific representations and warranties, in form and substance satisfactory to FINOVA, with respect to the accuracy of the financial information submitted by Howell, and indemnity provisions acceptable to FINOVA which shall address, among other items, liability for environmental contamination or clean up, if any and FINOVA shall have received evidence that the Howell Purchase Agreements have been duly executed and delivered by the appropriate parties thereto and the transactions contemplated under the terms of the Howell Purchase Agreements shall be consummated upon the funding of Term Loan B by FINOVA.

        (g) First Priority Security Interest. Evidence that FINOVA has a valid and perfected first priority security interest in and lien on the Howell Purchased Assets.

        (h) Payoff Letter. A payoff letter from International Bank of Commerce stating, among other things, that International Bank of Commerce shall execute any and all termination statements, reassignments, releases and other documents necessary to evidence its release of its security interest or lien in the Howell Purchased Assets.

        (i) Payment of Purchase Price. Receipt from Borrower of cash proceeds of Seven Hundred Fifty Thousand Dollars ($750,000), which proceeds, together with the proceeds of Term Loan B, upon satisfaction of the conditions set forth in this paragraph 7, shall be paid by FINOVA to Howell, or as otherwise directed by Howell and Borrower, as full payment of the purchase price of the Howell Purchased Assets.

        (j) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to FINOVA.

        (k) Payment of Modification Fee. FINOVA shall have received from Borrower a modification fee of Eight Thousand Seven Hundred Fifty Dollars ($8,750) for the processing and approval of this Amendment.

    8. Condition Subsequent. Within sixty (60) days from the date hereof, Borrower shall deliver to FINOVA, certificates of title with respect to any and all motor vehicles of Borrower reflecting Borrower as the owner of such motor vehicles and FINOVA as lienholder. Failure to satisfy the condition set forth in the immediately preceding sentence within the time frame specified shall constitute an Event of Default.

    9. Representations and Warranties. The Borrower represents and warrants as follows:

        (a) Acquisitions of Howell Purchased Assets.

            (i) The Howell Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment of all conditions precedent set forth therein and giving effect to the terms of the Howell Purchase Agreements and the assignments to be executed and delivered by Howell thereunder, Borrower acquired and has good and marketable title to the Howell Purchased Assets, free and clear of all claims, liens, pledges, encumbrances of any kind.

            (ii) All actions and proceedings required by the Howell Purchase Agreements, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated and no court of competent jurisdiction has issued any injunction or order which prohibits the transactions contemplated by the Howell Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction or order which seeks to void or otherwise modify the transactions contemplated under the Howell Purchase Agreements.

            (iii) Borrower has delivered, or caused to be delivered, to FINOVA, true, correct and complete copies of all the Howell Purchase Agreements.

            (b) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment, as applicable, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Borrower of this Amendment, and the performance by each Loan Party of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Loan Party and no other corporate proceedings on the part of such Loan Party are necessary to consummate such transactions.

            (c) Enforceability. This Amendment has been duly executed and delivered by the Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party hereto or thereto, enforceable against such Loan Party in accordance with its terms, and is in full force and effect.

            (d) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

            (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.


         10. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of Arizona governing contracts only to be performed in that State.

         11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

         12. Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

         13. Reference to and Effect on the Loan Documents.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to FINOVA.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of FINOVA under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

            (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

    14. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof

    15. Estoppel. To induce FINOVA to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against FINOVA with respect to the Obligations.

    16. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges FINOVA, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                   "BORROWER"

                                   SOUTH TEXAS DRILLING &
                                   EXPLORATION, INC.,
                                   a Texas corporation



                                   By: [ILLEGIBLE]
                                      -----------------------------------------

                                   Title: President & COO
                                         --------------------------------------


                                  "FINOVA"

                                  FINOVA CAPITAL CORPORATION,
                                  a Delaware corporation



                                  By:   [ILLEGIBLE]
                                      -----------------------------------------

                                  Title:     VP
                                        ---------------------------------------